Exhibit 99.1

Selective Director Steps Down to Focus on Founder Role

Branchville, NJ - July 30, 2025 – Wole Coaxum informed Selective Insurance Group, Inc. (“Selective”) today of his resignation from the Board of Directors (“Board”), effective immediately. Mr. Coaxum’s decision to resign from the Board relates to other professional responsibilities – not any disagreement with the Company regarding its operations, policies, or practices.

With Mr. Coaxum’s resignation, the Board size has been fixed at 11 directors, 10 of whom are independent.

“It has been an honor and a privilege to serve on Selective's Board for the last five years, especially given its consistent commitment to policyholders and independent agents. The company is well-positioned for the future, with its focus on talent development and execution against its strategic vision,” said Mr. Coaxum. “As I shift my full attention to Mobility Capital Finance Inc., I am extremely confident in the team’s ability to deliver value for shareholders and positively impact the communities Selective serves.”

“On behalf of the Board and the entire team, I want to express my deep gratitude to Wole Coaxum for his significant contributions to Selective,” said John J. Marchioni, Chairman, President and Chief Executive Officer. Wole brought us a unique perspective, drawing on his experiences as an executive leader with some of the world’s largest insurance and finance companies and as an entrepreneur addressing financially underserved communities. We respect Wole’s need to focus on the company he founded, but we will miss his great insights on strategy, business, and people.”

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard insurance for commercial and personal risks and specialty insurance for commercial risks. Selective also offers flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and employer of choice is widely recognized, with awards and honors including listing in Forbes Best Midsize Employers and certification for six consecutive years as a Great Place to Work®.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve uncertainties and known and unknown risks and other factors that may cause actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law. Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:

•	Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•	Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;

•	Ratings downgrades on individual securities we own could negatively affect investment values, impacting statutory surplus;
•	The development and adequacy of our loss reserves and loss expense reserves;
•	Frequency and severity of catastrophic events, including natural events that climate change may impact, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•	Adverse market, governmental, regulatory, legal, political, or judicial rulings, conditions or actions, including the impact of social inflation;
•	The significant geographic concentration of our business in the eastern portion of the United States;
•	The cost, terms and conditions, and availability of reinsurance;
•	Our ability to collect on reinsurance and the solvency of our reinsurers;
•	The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•	Ongoing wars and conflicts impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, all of which can influence insurance loss costs, premiums, and investment valuations;
•	Uncertainties related to insurance premium rate increases and business retention;
•	Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•	The effects of data privacy or cyber security laws and regulations on our operations;
•	Major defect or failure in our internal controls or information technology and application systems that result in marketplace brand damage, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•	Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•	Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•	Our entry into new markets and businesses; and
•	Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com	Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com